UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2017

Concho Resources Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33615	76-0818600
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Concho Center
600 W. Illinois Avenue
Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 683-7443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Supplemental Indentures for 3.750% Senior Notes due 2027 and 4.875% Senior Notes due 2047

On September 26, 2017, Concho Resources Inc. (the “Company”) completed the public offering of $1,000 million aggregate principal amount of the Company’s 3.750% Senior Notes due 2027 (the “2027 notes”) and $800 million aggregate principal amount of the Company’s 4.875% Senior Notes due 2047 (the “2047 notes” and, together with the 2027 notes, the “Notes”). The Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Company’s current subsidiaries (collectively, the “Subsidiary Guarantors”).

The terms of the Notes are governed by the indenture dated as of September 18, 2009 (the “Base Indenture”), among the Company, certain of the Subsidiary Guarantors, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by, in the case of the 2027 notes, the twelfth supplemental indenture, dated as of September 26, 2017 (the “Twelfth Supplemental Indenture”) and by, in the case of the 2047 notes, the thirteenth supplemental indenture, dated as of September 26, 2017 (the “Thirteenth Supplemental Indenture”; the Base Indenture, as amended and supplemented by the Twelfth Supplemental Indenture and the Thirteenth Supplemental Indenture, the “Indenture”).

The 2027 notes will mature on October 1, 2027, and interest is payable on the 2027 notes on each April 1 and October 1, commencing on April 1, 2018. The Company may redeem some or all of the 2027 notes at any time on or after July 1, 2027 at par, and it may redeem some or all of the 2027 notes at any time prior to July 1, 2027 on a “make-whole” basis, in each case as specified in the Twelfth Supplemental Indenture. The 2047 notes will mature on October 1, 2047, and interest is payable on the 2047 notes on each April 1 and October 1, commencing on April 1, 2018. The Company may redeem some or all of the 2047 notes at any time on or after April 1, 2047 at par, and it may redeem some or all of the 2047 notes at any time prior to April 1, 2047 on a “make-whole” basis, in each case as specified in the Thirteenth Supplemental Indenture. If a Change of Control Triggering Event (as defined in the Indenture) occurs with respect to either series of the Notes, each holder of the Notes of that series will have the right to require the Company to repurchase such holder’s Notes at a purchase price equal to 101% of par, plus accrued and unpaid interest, if any, to the date of repurchase.

The Notes are the Company’s senior unsecured obligations and will rank equally in right of payment with all of the Company’s existing and future senior debt, including all borrowings under the Company’s credit facility, and rank senior in right of payment to all of the Company’s future subordinated debt. The Notes will be effectively subordinated in right of payment to all of the Company’s future secured debt to the extent of the value of the collateral securing such indebtedness and will be structurally subordinated to all liabilities of any of the Company’s future subsidiaries that do not guarantee the Notes.

The Indenture restricts the Company’s ability and the ability of certain of its subsidiaries to, among other things: (i) create liens that secure debt and (ii) merge or consolidate with another company. These covenants are subject to a number of important exceptions and qualifications.

The Indenture contains customary events of default with respect to the Notes of either series, including:

•	default in any payment of interest on any Note of that series when due, continued for 30 days;

•	default in the payment of principal of or premium, if any, on any Note of that series when due;

•	failure by the Company to comply with its other obligations under the Indenture, in certain cases subject to notice and grace periods;

•	payment defaults and accelerations with respect to other indebtedness of the Company and its Subsidiaries (as defined in the Indenture) in the aggregate principal amount of $150.0 million or more;

•	certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (as defined in the Indenture) or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary;

•	failure by the Company or any Significant Subsidiary or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary to pay certain final judgments aggregating in excess of $150.0 million within 60 days; and

•	any Subsidiary Guarantee of a Significant Subsidiary or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, ceases to be in full force and effect, is declared null and void in a judicial proceeding or is denied or disaffirmed by its maker.

If an event of default under the Indenture occurs with respect to either series of the Notes and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes of the applicable series may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on the Notes of that series to be due and payable, or, in the case of certain events of default relating to bankruptcy, insolvency or reorganization, those amounts will automatically become immediately due and payable.

Other material terms of the Notes, the Base Indenture, the Twelfth Supplemental Indenture and the Thirteenth Supplemental Indenture are described in the final prospectus supplement, dated September 13, 2017, as filed by the Company and the Subsidiary Guarantors with the Securities and Exchange Commission on September 14, 2017. The foregoing descriptions of the Indenture and the Notes are qualified in their entirety by reference to the Twelfth Supplemental Indenture and the Thirteenth Supplemental Indenture (including, in each case, the form of Notes attached thereto), copies of which are filed herewith as Exhibit 4.1 and Exhibit 4.2 and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description contained under Item 1.01 above is incorporated by reference in its entirety into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Twelfth Supplemental Indenture, dated September 26, 2017, among Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee.

4.2	Thirteenth Supplemental Indenture, dated September 26, 2017, among Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee.

4.3	Form of 3.750% Senior Notes due 2027 (included in Exhibit 4.1).

4.4	Form of 4.875% Senior Notes due 2047 (included in Exhibit 4.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.

Date: September 26, 2017	By:	/s/ Travis L. Counts
Name: Travis L. Counts
Title: Senior Vice President, General Counsel and Corporate Secretary